                                                                   Exhibit 12(a)

                                  UNOVA, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                               Nine Months                                             Five Months
                                                  Ended               Year Ended December 31,             Ended
                                              September 30,   -------------------------------------     December 31,
                                                  1997          1996          1995           1994          1993
                                                --------      --------      ---------      --------      --------
Earnings
   Earnings (loss) before income taxes and
    cumulative effect of a change in
    accounting principle                        $(140.8)       $70.0          $44.0          $37.0       $ (5.1)

Add:
   Acquired in-process research
    and development charge                        203.3
                                                --------      --------      ---------      --------      --------
                                                $  62.5        $70.0          $44.0          $37.0       $ (5.1)
                                                --------      --------      ---------      --------      --------

Fixed charges
   Interest expense                             $  15.7        $11.5          $12.2          $17.5       $  4.7
   Portion of rent expense representative of
    interest factor (2)                             4.1          3.5            3.2            3.6          1.5
                                                --------      --------      ---------      --------      --------
Total fixed charges (1)                            19.8         15.0           15.4           21.1          6.2
                                                --------      --------      ---------      --------      --------
Earnings available for fixed charges (1)        $  82.3        $85.0          $59.4          $58.1       $  1.1
                                                ========      ========      =========      ========      ========

Ratio of earnings to fixed charges (1), (3)         4.2          5.7            3.9            2.8          0.2
                                                ========      ========      =========      ========      ========



                                                  Year Ended July 31,
                                                -----------------------
                                                  1993          1992
                                                --------      ---------
Earnings
   Earnings (loss) before income taxes and
    cumulative effect of a change in
    accounting principle                         $51.9          $41.9

Add:
   Acquired in-process research
    and development charge
                                                --------      ---------
                                                 $51.9          $41.9
                                                --------      ---------

Fixed charges
   Interest expense                              $ 6.2          $ 8.6
   Portion of rent expense representative of
    interest factor (2)                            3.5            3.5
                                                --------      ---------
Total fixed charges (1)                            9.7           12.1
                                                --------      ---------
Earnings available for fixed charges (1)         $61.6          $54.0
                                                ========      =========

Ratio of earnings to fixed charges (1), (3)        6.4            4.5
                                                ========      =========

Notes:

1. In computing the ratio of earnings to fixed charges: (a) "earnings available for fixed charges" consist of earnings before income taxes, cumulative effect of a change in accounting principle, the charge for acquired in-process research and development and fixed charges and (b) "fixed charges" consist of interest expense and the portion of operating lease rental expense that is representative of the interest factor.

2. The interest portion of rent expense was assumed to be one-third of the total operating lease rent expense.

3. For the five months ended December 31, 1993, fixed charges exceeded earnings by $5.1 million. For the nine months ended September 30, 1997, fixed charges exceeded earnings by $140.8 million when the charge for acquired in-process research and development is included in earnings.